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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                             JURISDICTION OF
SUBSIDIARY                                                                    INCORPORATION
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

Midway Interactive Inc.                                                          Delaware
Midway Home Entertainment Inc.                                                   Delaware
Midway/Nintendo Inc. -- 50% owned                                                Delaware
Atari Games Corporation                                                         California
Midway Games Asia Limited - 79.9% owned by the Registrant and
              .1% owned by Midway Home Entertainment Inc.                       Hong Kong
Qingdao Wei TC Family Playland Co., Ltd.- 100% owned by
              Midway Games Asia Limited                                People's Republic of China
Midway Games Sales Inc.                                                         Barbados
Midway Games (Europe) Gmbh                                                      Germany
Midway Games Limited                                                         United Kingdom
Midway Amusement Games, LLC                                                  Delaware (LLC)
Midway Sales Company, LLC                                                    Delaware (LLC)
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